Investor Update 1st Quarter 2024 March 2024 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecast. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. (“People’s United”) acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendices for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- **Ranked #6 SBA Lender in the country (FY2023)**, the 15th consecutive year among the nation's top 10 SBA Lenders
- **$2.26 billion** in financing to projects that contain affordable housing; **2,657 home purchase loans** to low-and moderate-income residents
- ~**249,000 hours dedicated** by M&T staff to volunteering in our communities in 2023
- ~**$47 million in The M&T Charitable Foundation grants** committed to supporting our communities
- **Highest possible CRA rating** from Federal Reserve since 1982

Investing in Our Employees



- **Consistent investment** in talent development programs spanning 4 decades
- **9.5 years** average employee tenure
- **>760,000** hours of training for M&T colleagues
- **82 Employee Resource Group** chapters with over 7,000 employee participants
- **83%** employee engagement

Strong Governance and Consistent Leadership


INVOICE
PAY

- **94%** of Board members are independent
- More than 40% of our Board of Directors team is diverse (**24%** of directors were women, **18%** of directors were people of color)
- **59%** of directors had tenure of five years or less
- **18-year average tenure** for executive management

Preserving our Environment


24/7

- **$231.6 million** invested in the renewable energy sector
- **13% reduced** electricity consumption since 2019(1)
- **46% reduced** Scope 1 emissions since 2019(1)
- **14% reduced** Scope 2 emissions since 2019(1)

Note: All data except for SBA data and volunteer hours are as of December 31, 2022. (1) Numbers above reflect legacy M&T and do not include People's United Bank.

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Diversified Business Model Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale. Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development. Institutional Services Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. Wealth Management Provides planning-led advice, leveraging Wilmington Trust’s national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum. Note: ‘All Other’ segment not shown above. Represents -5% (-$346 million) of NII, 4% ($103 million) of fees, -3% (-$243 million) of revenue, <0.5% (<$0.2 billion) of loans and 7% ($12 billion) of deposits. (1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company’s internal funds transfer pricing methodology. Commercial Bank Retail Bank Institutional Services & Wealth Management Net Interest Income1 $2.4 billion 34% $4.4 billion 61% $0.7 billion 10% $7.1 billion Fee Income $0.7 billion 26% $0.8 billion 30% $1.0 billion 40% $2.5 billion Revenue $3.1 billion 32% $5.1 billion 53% $1.7 billion 18% $9.6 billion Average Loans $79 billion 60% $50 billion 37% $3 billion 3% $133 billion Average Deposits $42 billion 26% $91 billion 56% $16 billion 10% $162 billion FY23, % of Total M&T Total M&T

Local Scale in Key Markets Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 02/05/2024, excludes two domestic branches outside of Northeast footprint. % of Deposits in MSAs with #1 or #2 Deposit Rank Peer 1 64% MTB 64% Peer 2 62% Peer 3 60% Peer 4 55% Peer 5 50% Peer 6 45% Peer 7 44% Peer 8 42% Peer 9 41% Peer 10 35% Peer 11 34% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,124 2 Bank of America Corp. 1,073 3 M&T Bank Corp. 957 4 Toronto-Dominion Bank 937 5 Citizens Financial Group 920 6 Wells Fargo & Co. 840 7 PNC Financial Services 709 8 Truist Financial Corp. 643 9 KeyCorp 421 10 Banco Santander SA 409 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Contiguous Branch Footprint… …With Market Leading Franchises… …and Dense, Efficient Network

Through the Cycle Profitability Advantage


Net Operating ROTA(1)
1.32%
+28bps
1.04%
1.33%
+17bps
1.16%
1.36%
+19bps
1.17%
MTB
Peer Median
20-Years 2004-2023
10-Years 2014-2023
5-Years 2019-2023

Key Points

Better than Peer PPNR Generation & Credit Losses

- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage

- Over the past 5-, 10-, and 20-years, M&T maintained a **17 to 28 basis point ROTA advantage** compared to the peer median

Results in Normalized ROTCE Advantage

- Equates to a **~2.3% to ~3.7% normalized ROTCE advantage** compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives

- 2024 Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation 7

Key Ratios

	2019	2020	2021	2022	2023	4Q22	3Q23	4Q23
Superior Pre-Credit Earnings								
Net Interest Margin	3.84%	3.16%	2.76%	3.39%	3.83%	4.06%	3.79%	3.61%
Efficiency Ratio (1)	55.7%	56.3%	59.0%	56.6%	54.9%	53.3%	53.7%	62.1%
Efficiency Ratio - Adjusted (1)	54.9%	56.3%	59.0%	55.9%	54.1%	50.7%	53.7%	53.6%
PPNR ($, Millions) (1)	$2,753	$2,579	$2,445	$3,471	$4,232	$1,148	$1,057	$1,043
PPNR to RWA (1)	2.73%	2.44%	2.34%	2.69%	2.79%	3.10%	2.76%	2.71%
Strong Credit Metrics								
Allowance to Loans (As At)	1.16%	1.76%	1.58%	1.46%	1.59%	1.46%	1.55%	1.59%
Net Charge-Offs to Loans	0.16%	0.26%	0.20%	0.13%	0.33%	0.12%	0.29%	0.44%
Focused on Returns								
Net Operating Return on:								
Tangible Assets (1)	1.69%	1.04%	1.28%	1.35%	1.42%	1.70%	1.41%	0.98%
Tangible Common Equity (1)	19.08%	12.79%	16.80%	16.70%	17.60%	21.29%	17.41%	11.70%
Adjusted Net Operating Return on:								
Tangible Assets(1)	1.72%	1.04%	1.28%	1.35%	1.41%	1.70%	1.41%	1.27%
Tangible Common Equity(1)	19.44%	12.79%	16.80%	16.71%	17.53%	21.35%	17.41%	15.35%
Consistent Capital Generation								
Tangible Common Equity to Tangible Assets	8.55%	7.49%	7.68%	7.63%	8.20%	7.63%	7.78%	8.20%
Common Equity Tier 1 Ratio	9.73%	10.00%	11.42%	10.44%	10.98%	10.44%	10.95%	10.98%
Tier 1 Capital Ratio	10.94%	11.17%	13.11%	11.79%	12.29%	11.79%	12.27%	12.29%
Balance Sheet (As At)								
Loans to Deposits	95.94%	82.25%	70.63%	80.46%	82.11%	80.46%	80.64%	82.11%
Securities to Assets	7.92%	4.94%	4.61%	12.56%	12.91%	12.56%	13.07%	12.91%

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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Solid Performance in Key Metrics against Peers ROTA(1) 4Q23 Net Interest Margin 4Q23 Efficiency Ratio(1) 4Q23 PPNR / RWA(1) 4Q23 NCO / Loans 4Q23 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings

Areas of Focus

1Q 2024 Trends

Average Deposit Balance Down; Average Loans Up

- Through February QTD, average total deposits down $1.3 billion from the linked quarter to $163.4 billion, driven primarily by lower brokered deposits
- Through February QTD, average noninterest bearing deposits down $1.7 billion from linked quarter to $48.4 billion
- Pace of interest-bearing deposit cost increase leveling off
- Through February QTD, average loans up $0.8 billion from linked quarter to $133.5 billion, driven by C&I and Consumer

Expenses Reflect 1Q Seasonal Compensation

- GAAP expense (including intangible amortization) of $1.365 billion - $1.380 billion
- Reflects $100 - $105 million in seasonal compensation expense, slightly lower than prior estimate

Revenues Trending Expectations

- Net interest income lower sequentially to $1.680 billion - $1.700 billion, with NIM mid 3.50s
- Non-interest income of $575 million - $590 million due largely to sequentially softer mortgage and other fees, offset by planned BLG distribution

Capital Builds and Asset Quality Trending Expectations

- Share repurchases paused during 1Q24
- CET1 ratio expected to build from 10.98% to over 11%
- Net charge-offs expected to be lumpy (+/-) quarter-to-quarter, but full year expectations of ~40 bps

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2024 Outlook

		2024 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$6.7 billion to $6.8 billion	• NIM in the 3.50s • Reflects the impact of higher deposit funding costs and impact of Fed cuts • Expect to shift portion of cash to securities • Potential additional hedging actions to protect NII as rates decline
Income Statement	**Fee Income**	$2.3 billion to $2.4 billion	• Lower rates to drive stronger growth in residential and commercial mortgage banking revenues • Growth in trust income from higher equity markets (CIT-related 2023 trust income was ~$60 million) • Includes estimated Bayview distribution
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$5.25 billion to $5.30 billion	• Continued focus on managing expense • Includes seasonally higher compensation in 1Q • Includes amortization of intangible in the $53 million range • Excludes any potential incremental FDIC special assessment from revised FDIC loss estimates
Income Statement	**Net Charge-Offs** ***% of Average Loans***	~40 basis points	• NCO normalization in commercial and consumer loan portfolios • CRE NCOs remain elevated
Income Statement	***Tax Rate*** ***Taxable Equivalent***	24.0% to 24.5%	
Average Balances	**Loans**	$134 billion to $136 billion	• Growth in commercial and consumer, declines in CRE and residential mortgage
Average Balances	**Deposits**	$162 billion to $164 billion	• Focus on growing customer deposits • Lower than prior outlook largely due to lower reliance on brokered deposits
	Share Repurchases	Currently paused	• Resumption to consider: 2024 Stress Test Results, further clarity on Basel III Endgame regulations, and stabilizing economic outlook

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Decreasing Asset Sensitivity Represents estimated impact on NII resulting from a parallel shift in interest rates during first modeling year. Dec. 2023 +200bps scenario results in a negative $18 million net change in NII. Sensitivity of NII to Changes in Interest Rates1 $, Millions Increased mix of fixed liquid assets Y/Y Avg. investment securities up $2.2B to $27.5B in 4Q23 Continued securities purchases in 1Q24 Increased hedges $27.0B in notional swaps ($24.0B cash flow hedges and $3.0B fair value hedges) at 12/31/2023 compared to $17.4B at 12/31/2022; includes forward starting Increased liability costs and lower noninterest-bearing (“NIB”) deposit mix provides cushion in declining rate environment IB liability costs of 3.17% in 4Q23 vs. 0.98% in 4Q22 NIB mix down to 30% in 4Q23 from 43% in 4Q22 Highlights +200bps +100bps -100bps -200bps 2

Swap Portfolio Details Hedge position increasing through 2024 as forward-starting hedges become “active” Stable fixed yields in 2024 protect NII in a flat or down rate environment Along with securities purchases, M&T is adding hedging activities for 2025+ Highlights Active and Forward Starting Swaps Cash Flow and Fair Value Currently adding forward starting swaps to manage 2025 maturities Forward Starting CF Active CF Forward Starting FV Active FV Receive Fixed Coupon Billions

Granular, Diversified Core Deposit Funding & Strong Liquidity Position

Granular Deposit Base

- 66% of deposits are insured or collateralized as of 12/31/2023
- Average consumer deposit account balance is $15,000
- Average business banking deposit account balance is $47,000

Diversified Deposit Base

- Deposits are spread across our 12 state, over 900 branch footprint
- Diversified geographically across Upstate NY (23%), Connecticut (13%), Mid-Atlantic (12%), Greater Baltimore area (12%), NYC area (11%), New England (10%), and other regions

Stable & Long-Tenured Relationships

- Commercial and business banking deposits consist largely of operating account balances
- Average relationship tenure of 17 years with wealth customers, 16 years for consumer, 15 years for commercial and 13 years for business banking

Strong Liquidity Profile

- 4Q23 Average Cash Balances represent nearly 16% of Earning Assets
- Liquidity Sources represent ~139% of Adjusted Uninsured Deposits[1] as of 12/31/2023

(1) 'Adjusted Uninsured Deposits' represents uninsured deposits excluding collateralized deposits.
All information presented as of 12/31/23.

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Sources: S&P Global Market Intelligence and FDIC Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 30% of 4Q 2023 average total deposits for M&T or 33% of total deposits excluding brokered, compared to 26% peer median 2003-2023 Average M&T 0.72% Peer Median 0.88% Difference -0.16% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- **Wealth Management ($4B):** Average tenure 17 years; average account size ~$173k
- **Institutional Services ($11B):** Average account size ~$0.9MM

All Other

- Consists primarily of brokered deposits

Average Deposits

4Q23



All Other
$13.9B
Inst. Svcs. &
Wealth Mgmt.
$15.2B
Retail Bank
$91.9B
Commercial
Bank $43.7B
$165B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 12 state, 900+ branch network
- **Consumer ($67B):** Average relationship tenure of 16 years; Average account size $15k
- **Business Banking ($22B):** Average relationship tenure of 13 years; Average account size $47k; ~44% operating balances
- **Other Businesses ($3B):** Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 15 years
- Average account size $4MM; median $330k
- ~62% operating balances

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Liquidity Sources represent ~139% of Adjusted Uninsured Deposits as of 12/31/2023 Uninsured Deposits represent 41% of Total Deposits, 34% excluding Collateralized Deposits as of 12/31/2023 4Q23 Average Cash Balances represent nearly 16% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 12/31/2023 Highlights

Strong CRE Underwriting Track Record All information presented as of 12/31/23. Long History & Expertise in CRE Lending Long-term relationships and consistently conservative Credit Standards through economic cycles Two Chief Credit Officers over the past 40 years Diversified Loan Portfolio 33% Consumer, 43% C&I, 25% Commercial Real Estate Commercial Real Estate is 25% of total loans, down from 31% in 2019 Long Duration Permanent IRE Portfolio Approximately 80% of the permanent investor-owned portfolio matures in 2025 or later Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps Permanent IRE Well-Diversified with Low LTV’s No one Permanent IRE property type accounts for more than 5% of loans—the largest of which are Multifamily and Retail The largest Total IRE exposure to a single metro area is approximately 4% of loans Weighted average LTV is 55%; which provides a buffer against potential future losses in these portfolios Over 80% of the total Permanent IRE portfolio has an LTV of 70% or less Office Risk Likely to Play Out Over Long Horizon Permanent office IRE represents 4% of total loans and is well diversified geographically (NYC approximately 0.5% of total loans) Approximately 80% of the portfolio matures in 2025 or later Approximately 90% of the underlying leases mature in 2025 or later

Well Diversified Loan Portfolio

Loan Portfolio Composition

12/31/2023


Multifamily
$6.2B, 5%
Retail
$5.9B, 4%
Office
$4.7B, 4%
Healthcare
$3.6B, 3%
Hotel
$2.5B, 2%
Industrial & Other
$2.3B, 2%
Construction
$7.7B, 6%
Permanent CRE
$25.3B, 19%
Consumer
$20.8B, 16%
Cons. Real Estate
$23.3B, 17%
$134B
C&I - Owner Occ.
$9.9B, 7%
C&I
$47.1B, 35%

Regulatory CRE % of Tier 1 Capital + Allowance[1]

Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~80 percentage points since 2019


262%
-80%
183%
12/31/2019
12/31/2023

(1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2).

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Allowance for Credit Losses

Allowance by Portfolio

12/31/2023

$, Millions	Balance		Allowance		Allowance % of Loans
C&I	$	57,010	$	620	1.09%
Real estate - commercial	$	33,003	$	764	2.31%
Permanent IRE	$	25,277	$	567	2.24%
Construction	$	7,726	$	197	2.55%
Real estate - consumer	$	23,264	$	116	0.50%
Consumer	$	20,791	$	629	3.03%
Total loans and leases	$	134,068	$	2,129	1.59%
Memo: Permanent IRE Office	*$*	*4,727*	*$*	*206*	*4.37%*

CRE Allowance Trend



ACL % of Loans
CRE ACL
$, Millions
1.73%
$611
1.92%
$669
2.01%
$694
2.15%
$726
2.31%
$764
4Q22
1Q23
2Q23
3Q23
4Q23

CRE Balance	$35.3B	$34.9B	$34.6B	$33.7B	$33.0B

Allowance Commentary

- December 31, 2023 assumptions
  - Average unemployment rate of 4.5%
  - Gross domestic product growth at a 0.9% rate during the first year of the forecast period and at a 1.9% rate in the second year
  - Commercial real estate and residential real estate prices were assumed to cumulatively contract 4.5% and 3.3%, respectively

Permanent Office Allowance Commentary

- Allowance for credit losses of **$206 million**, or **4.4% of permanent IRE office loans**, at December 31, 2023
- The allowance-to-loans ratio for **nonaccrual permanent IRE office** loans was **20%**. Nonaccrual loans are assessed individually for specific reserves
- Accruing office loans reserved for on a collective basis using statistically developed models. At December 31, 2023, property values collateralizing accruing office loans were assumed to **decline 40%** during the two-year forecast period

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Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-FY2023. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans Consistently conservative credit standards through economic cycles Emphasis on secured lending: cash flow + collateral + guarantees Customer selection, supported by local market knowledge Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses COVID 19 Pandemic M&T Peer Median Peer Range Industry   Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.80% 2.56% 2.31%

Spotlight on Permanent IRE Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses Weighted average LTV is 55%; over 80% of the total Permanent IRE portfolio has an LTV of 70% or less Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps The risk from a decline in commercial real estate values is likely to play out over a long period of time Approximately 80% of the permanent investor-owned portfolio matures in 2025 or later Total NYC Permanent Multifamily of $1.2B or <1% of total loans with WAVG LTV of 52%. The majority of that is secured by properties where less than 25% of the units are rent stabilized % of Loans Maturing Change 2Q23 vs Balance ($, B) WAVG LTV 2024 2025 2026 Retail $5.9 52% 16% 21% 17% Multifamily $6.2 56% 14% 25% 8% Office $4.7 57% 18% 26% 12% Healthcare $3.6 58% 34% 17% 19% Hotel $2.5 54% 39% 20% 15% Industrial $2.0 52% 19% 15% 15% Other $0.3 57% 10% 26% 16% Permanent $25.3 55% 21% 22% 14% Permanent IRE Details 12/31/2023 Key Points

Diversified and Low LTV Permanent Office CRE (1) Lease maturity data for loans with >$10MM in exposure. Balance ($, B) % of Total Loans WAVG LTV New York City $0.7 0.5% 50% Connecticut $0.5 0.4% 59% Greater Boston $0.4 0.3% 58% New Jersey $0.3 0.2% 61% Western New York $0.3 0.2% 64% VT/NH/ME $0.3 0.2% 62% Rochester $0.2 0.2% 60% Albany/HVN $0.2 0.2% 60% Out of Footprint $0.2 0.2% 45% Baltimore $0.2 0.2% 63% Florida $0.2 0.1% 60% Long Island $0.2 0.1% 48% Northern PA $0.1 0.1% 53% MA/RI $0.1 0.1% 52% Delaware/Eastern MD $0.1 0.1% 65% All Other $0.7 0.5% 59% Total $4.7 3.6% 57% Loans Maturing Underlying Leases Maturing1 2024 18% 9% 2025 26% 10% 2026 12% 7% Strong collateral coverage; over 80% have average LTV of 70% or lower Over 60% of portfolio has ‘22/’23 appraisal Geographically diverse; New York City largest concentration representing only ~0.5% of total loans Approximately 80% of the portfolio matures in 2025 or later Approximately 90% of the underlying leases mature in 2025 or later % of Balances by LTV Range Key Points Loan & Underlying Lease Maturity Profile Geographic Detail Over 80% with LTV ≤ 70%

Permanent Office CRE Maturities Spread Out and Manageable 1Q24 2Q24 3Q24 4Q24 1Q24-4Q24 1Q25-4Q25 >90% 9% 2% 14% 0% 6% 7% >80%-90% 13% 6% 14% 0% 8% 2% >70%-80% 0% 11% 8% 0% 3% 4% >60%-70% 40% 44% 24% 15% 28% 18% >50%-60% 21% 7% 12% 44% 25% 32% ≤50% 17% 29% 29% 41% 29% 35% Maturities ($, B) $0.2 $0.1 $0.2 $0.2 $0.7 $1.2 LTV Ranges Office maturities are spread relatively evenly over time with no upcoming ‘maturity bubbles’, with LTV profile broadly similar to the overall office portfolio NYC Detail Less than $15 million in total NYC permanent office maturities over the next four quarters; all of which have an LTV of 70% or less Approximately 85% of NYC Office permanent exposure has a 2022 or 2023 appraisal LTV Ranges for Upcoming Office Maturities

Nonaccrual and Criticized Nonaccrual Loans Criticized Loans Borrower selection is  key to low loss content; approximately 96% of criticized accrual and 53% of nonaccrual loans are paid current History of working with borrowers to reduce loss; minimal loan/note sales over past 20 years In most cases, for loans maturing in the next 12 months with a debt service coverage <1.1x would be place in criticized status Criticized largely consist of permanent IRE and construction (70%) Loan Review Activity Completed thorough CRE reviews covering more than 60% of all CRE loans, including maturities in the next 12 months, construction loans, watch loans and all criticized loans Also reviewed C&I portfolio, with a focus on watch and all criticized loans Reserve Impact Criticized loans generally carry higher loss reserves Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~13% Key Points

Strong Capital and Low AOCI Impact


24/7

Top Quartile Core Capital

- Top quartile CET1 ratio among peers (10.98%)
- Top quartile TCE ratio among peers (8.2%); more than 200 bps above peer median



High Quality and Short Duration Securities Portfolio

- Agency MBS/CMBS account for 53% of total and U.S. Treasurys 32%
- AFS duration ~1.3 years and HTM duration ~5.4 years, total debt securities duration ~3.7 years
- Purchased over $3.5 billion in securities QTD through mid-February



Low AOCI Impact

- Investment securities portfolio only 13% of total assets
- AFS and pension-related AOCI represents ~20bps negative impact on regulatory capital

All information presented as of 12/31/23.

M&T Bank Corporation | 27

Diversified Securities Portfolio

Securities Portfolio Composition

12/31/2023



Equity & Other
$1.1B
Other Debt Sec.
$0.2B
Municipal Bonds
$2.5B
Agency CMBS
$2.4B
Agency MBS
$11.9B
$26.9B
US Treasury
$8.7B

Highlights

- Securities of **$26.9B**; **13%** of total assets
- **~$6.8B** securities maturing[1] in 2024 with an average yield of **2.2%**. **~$4.9B** securities maturing[1] in 2025 with an average yield of **2.7%**
- AFS-related AOCI represents only **12bps** potential negative impact on CET1 ratio; **20bps** total negative impact when also including pension-related AOCI
- HTM debt securities represent **57%** of securities
- Agency MBS/CMBS and U.S. Treasurys represent **over 85%** of securities portfolio
- Through mid-February purchased over $3.5B in securities QTD at a 4.6% yield and 3.4 year duration. Combination of Treasurys, Agency CMBS, and Agency MBS

	Duration	Pretax Unrealized Loss
AFS	~1.3 years	$0.3 billion
HTM	~5.4 years	$1.0 billion
Total Debt Securities	~3.7 years	$1.3 billion

(1) Mortgage securities include estimated prepayment under market forward interest rates.

M&T Bank Corporation 28

Strong Capital Levels Compared to Peers Capital levels favorable to peers both as reported and when considering AOCI  Strong capital position benefits M&T under current and proposed rules CET1 ratio would exceed SCB minimum levels under proposal Modest impact from including AOCI in regulatory capital1 20 basis point negative impact to CET1 ratio; would remain >10.75% at December 31, 2023 Increased capital for operational risk, lower capital for real estate and consumer loans – Mid-single digit RWA impact as currently proposed Limited exposure to trading activities subject to complex market risk proposals  Under current proposal, estimated long-term debt shortfall manageable and could be met by refinancing maturing funding (1) Proposal would require regulatory capital to include unrealized losses on AFS securities (12 bps) and pension-related effects (7 bps). Common Equity Tier 1 Ratio 12/31/2023 Tangible Common Equity / Tangible Assets 12/31/2023 Highlights

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.

Note: Source: FactSet, S&P Global, Company Filings. Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation 30

Appendices

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	4Q22	3Q23	4Q23
Revenues								
Net interest income - GAAP	$4,130	$3,866	$3,825	$5,822	$7,115	$1,827	$1,775	$1,722
Total other income - GAAP	2,062	2,088	2,167	2,357	2,528	682	560	578
Subtotal	6,192	5,955	5,992	8,179	9,643	2,509	2,335	2,300
Gain on CIT	-	-	-	-	(225)	-	-	-
Gain on MTIA	-	-	-	(136)	-	(136)	-	-
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$2,373	$2,335	$2,300
Noninterest expense								
Noninterest expense - GAAP	$3,469	$3,385	$3,612	$5,050	$5,379	$1,408	$1,278	$1,450
FDIC special assessment	-	-	-	-	(197)	-	-	(197)
Write-down of equity method investment	(48)	-	-	-	-	-	-	-
Charitable contribution	-	-	-	(135)	-	(135)	-	-
Merger-related expense	-	-	(44)	(338)	-	(45)	-	-
Noninterest expense - GAAP Adjusted	$3,420	$3,385	$3,568	$4,577	$5,182	$1,228	$1,278	$1,253
PPNR								
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$2,373	$2,335	$2,300
(Gain)/loss on bank investment securities	(18)	9	21	6	(4)	4	-	(4)
Noninterest expense - GAAP Adjusted	(3,420)	(3,385)	(3,568)	(4,577)	(5,182)	(1,228)	(1,278)	(1,253)
Pre-provision net revenue	$2,753	$2,579	$2,445	$3,471	$4,232	$1,148	$1,057	$1,043

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation | 32

Appendix 2

GAAP to Net Operating and Net Operating-Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	4Q22	3Q23	4Q23
Net income								
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$765	$690	$482
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	14	12	12
Merger-related expenses (1)	-	-	34	431	-	33	-	-
Net operating income	1,944	1,364	1,900	2,466	2,789	812	702	494
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(25)	(25)	(25)
Net operating income available to common equity	$1,874	$1,296	$1,827	$2,369	$2,689	$787	$677	$469
Net income								
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$765	$690	$482
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	14	12	12
Merger-related expenses (1)	-	-	34	431	-	33	-	-
Write-down of equity method investment (1)	36	-	-	-	-	-	-	-
Gain on MTIA (1)	-	-	-	(98)	-	(98)	-	-
Charitable contribution (1)	-	-	-	100	-	100	-	-
Gain on CIT (1)	-	-	-	-	(157)	-	-	-
FDIC special assessment (1)	-	-	-	-	146	-	-	146
Net operating income - Adjusted	1,980	1,364	1,900	2,469	2,778	814	702	640
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(25)	(25)	(25)
Net operating income available to common equity - Adjusted	$1,910	$1,296	$1,827	$2,372	$2,678	$789	$677	$615

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

M&T Bank Corporation 33

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In millions   2019 2020 2021 2022 2023   4Q22 3Q23 4Q23 Efficiency ratio Noninterest expense   $3,469 $3,385 $3,612 $5,050 $5,379 $1,408 $1,278 $1,450 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 18 15 15 Less: Merger-related expenses   - - 44 338 - 45 - - Noninterest operating expense   $3,449 $3,370 $3,558 $4,656 $5,317 $1,345 $1,263 $1,435 Taxable-equivalent net interest income   $4,153 $3,884 $3,840 $5,861 $7,169 $1,841 $1,790 $1,735 Other income 2,062 2,088 2,167 2,357 2,528 682 560 578 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 (4) - 4 Denominator   $6,197 $5,981 $6,028 $8,224 $9,693 $2,527 $2,350 $2,309 Efficiency ratio   55.7% 56.3% 59.0% 56.6% 54.9% 53.3% 53.7% 62.1%

Appendix 2 GAAP to Net Operating - Adjusted (Non-GAAP) Reconciliation In millions   2019 2020 2021 2022 2023   4Q22 3Q23 4Q23 Efficiency ratio - Adjusted Noninterest expense   $3,469 $3,385 $3,612 $5,050 $5,379 $1,408 $1,278 $1,450 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 18 15 15 Less: Write-down of equity method investment   48 - - - - - - - Less: Charitable contribution - - - 135 - 135 - - Less: FDIC special assessment - - - - 197 - - 197 Less: Merger-related expenses   - - 44 338 - 45 - - Noninterest operating expense - Adjusted (numerator)   $3,401 $3,370 $3,558 $4,522 $5,120 $1,210 $1,263 $1,238 Taxable-equivalent revenues   $6,215 $5,972 $6,007 $8,218 $9,698 $2,523 $2,350 $2,313 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 (4) - 4 Less: Gain on CIT   - - - - 225 - - - Less: Gain on MTIA - - - 136 - 136 - - Denominator - Adjusted   $6,197 $5,981 $6,028 $8,087 $9,469 $2,391 $2,350 $2,309                 Efficiency ratio - Adjusted   54.9% 56.3% 59.0% 55.9% 54.1% 50.7% 53.7% 53.6%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation In millions   2019 2020 2021 2022 2023   4Q22 3Q23 4Q23 Average assets Average assets   $119,584 $135,480 $152,669 $190,252 $205,397 $198,592 $205,791 $208,752 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,494) (8,465) (8,465) Core deposit and other intangible assets   (38) (21) (8) (179) (177) (218) (170) (154) Deferred taxes 10 5 2 43 44 54 43 39 Average tangible assets   $114,963 $130,871 $148,070 $182,579 $196,791 $189,934 $197,199 $200,172 Average common equity Average total equity   $15,718 $15,991 $16,909 $23,810 $25,899 $25,346 $26,020 $26,500 Preferred stock (1,272) (1,250) (1,438) (1,946) (2,011) (2,011) (2,011) (2,011) Average common equity   14,446 14,741 15,471 21,864 23,888 23,335 24,009 24,489 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,494) (8,465) (8,465) Core deposit and other intangible assets   (38) (21) (8) (179) (177) (218) (170) (154) Deferred taxes 10 5 2 43 44 54 43 39 Average tangible common equity   $9,825 $10,132 $10,872 $14,191 $15,282 $14,677 $15,417 $15,909

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation In millions   12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023   12/31/2022 9/30/2023 12/31/2023 Total assets Total assets   $119,873 $142,601 $155,107 $200,730 $208,264 $200,730 $209,124 $208,264 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,490) (8,465) (8,465) Core deposit and other intangible assets   (29) (14) (4) (209) (147) (209) (162) (147) Deferred taxes 7 4 1 51 37 51 41 37 Total tangible assets   $115,258 $137,998 $150,511 $192,082 $199,689 $192,082 $200,538 $199,689 Total common equity Total equity   $15,717 $16,187 $17,903 $25,318 $26,957 $25,318 $26,197 $26,957 Preferred stock (1,250) (1,250) (1,750) (2,011) (2,011) (2,011) (2,011) (2,011) Common equity   14,467 14,937 16,153 23,307 24,946 23,307 24,186 24,946 Goodwill   (4,593) (4,593) (4,593) (8,490) (8,465) (8,490) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (209) (162) (147) Deferred taxes   7 4 1 51 37 51 41 37 Total tangible common equity   $9,852 $10,334 $11,557 $14,659 $16,371 $14,659 $15,600 $16,371

M&T Peer Group PNC Financial Services Group, Inc. Comerica Incorporated Regions Financial Corporation Fifth Third Bancorp Huntington Bancshares Incorporated Zions Bancorporation, NA KeyCorp Truist Financial Corporation U.S. Bancorp M&T Bank Corporation Citizens Financial Group, Inc. First Horizon National Corporation